EXHIBIT 32
CERTIFICATION
PURSUANT TO 18 U.S.C. Section 1350
In connection with the Quarterly Report of Martha Stewart Living Omnimedia, Inc. (the “registrant”) on Form 10-Q for the quarter ended June 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “report”), we, Daniel Taitz and Kenneth P. West, principal executive officer and principal financial officer, respectively, of the registrant, certify, pursuant to 18 U.S.C. § 1350, that:

(1)	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated: July 30, 2013	/s/ Daniel Taitz
Daniel Taitz
Chief Administrative Officer and General Counsel (Interim principal executive officer)

Dated: July 30, 2013	/s/ Kenneth P. West
Kenneth P. West
Chief Financial Officer (principal financial officer)